Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Palisade Bio, Inc. of our report dated March 26, 2024, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and appears on page 66 of this annual report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

New York, New York

May 8, 2024